Exhibit 99.2

UNITED STATES DISTRICT COURT DISTRICT OF NEW JERSEY

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| IN RE SYNCHRONOSS TECHNOLOGIES, INC. STOCKHOLDER DERIVATIVE DEMAND |
| REFUSED LITIGATION<br><br>THIS DOCUMENT<br><br>RELATES TO: ALL |

Lead Case No. 3:20-cv-07150 (FLW) (LGH)

(Consolidated with Case No. 3:20-cv- 07224)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO: ALL OWNERS OF THE COMMON STOCK OF SYNCHRONOSS TECHNOLOGIES, INC. (“SYNCHRONOSS” OR THE “COMPANY”) AS OF SEPTEMBER 9, 2021 AND WHO CONTINUE TO HOLD SYNCHRONOSS COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING (“CURRENT SYNCHRONOSS SHAREHOLDERS”):
THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

IF YOU ARE A SYNCHRONOSS SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the District of New Jersey (the “Court”), that a proposed settlement has been reached by the parties to the following shareholder derivative actions brought on behalf and for the benefit of Synchronoss: (i) In re Synchronoss Technologies, Inc. Stockholder Derivative Demand Refused Litigation, Lead Case No. 3:20-cv-

07150 (D.N.J.); (ii) In re Synchronoss Technologies, Inc. Derivative Litigation, No. 3:17-cv-07173-FLW-LHG (D.N.J.), dismissed and on appeal, No. 21-2055 (3d Cir.); and (iii) Daniel, et al. v. Waldis, et al., No. 2019-0189-JTL (Del. Ch.) (collectively, the “Derivative Actions”).1
As explained below, a hearing will be held on December 13, 2021, at 1:00 p.m., before the Honorable Chief Judge Freda L. Wolfson, at the U.S. District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Courtroom 5E, Trenton, New Jersey 08608 (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity, but are not required, to be heard at this hearing.
The terms of the Settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Derivative Actions, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement of the matters involved in the Derivative Actions, the Settlement, and the terms discussed in this Notice, the Stipulation is available for viewing on Synchronoss’s website at https://synchronosstechnologiesinc.gcs-web.com/news-and-events/press-releases. The Stipulation may also be inspected at the Clerk of Court’s office, U.S.

1 All capitalized terms herein have the same meanings as set forth in the Settling Parties’ Stipulation of Settlement dated September 9, 2021 (the “Stipulation”), which is available for viewing on Synchronoss’s website at http://synchronosstechnologiesinc.gcs-web.com/news-and-events/press-releases.

District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, New Jersey 08608. For a fee, all papers filed in the Action are available at www.pacer.gov.
This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but is merely to advise you of the pendency and settlement of the Derivative Actions.
THERE IS NO CLAIMS PROCEDURE. This case was brought to protect Synchronoss’ interests. The Settlement will result in changes to the Company’s corporate governance, not in payment to shareholders, and accordingly, there will be no claims procedure.
I.THE DERIVATIVE ACTIONS
A.Factual Background
The Derivative Actions are brought by Plaintiffs solely on behalf of and for the benefit of Synchronoss and against the Individual Defendants. The Derivative Actions generally allege that the Individual Defendants, who are current and former directors and officers of Synchronoss, breached their fiduciary duties by: (i) causing the Company to divest itself of a profitable business line on unfavorable terms to the Company’s “friends and family”; (ii) engaging in improper accounting practices with respect to revenue recognition, which ultimately required the Company to restate its public financial disclosures; (iii) making false and misleading statements to the investing public regarding the aforementioned divestiture and accounting practices; (iv) engaging in insider sales of Synchronoss stock when the Company’s stock price was allegedly artificially inflated; and/or (v) causing the Company to sell a valuable subsidiary and agree to a private investment in public equity deal on unfavorable terms to preempt a proxy contest.
B.Proceedings in the Demand Futility Derivative Actions
Four factually-related shareholder derivative actions were filed in the Court between September 15, 2017 and October 30, 2017, titled: Thieffry v. Waldis, et al., Civil Action No. 17-cv-07173 (FLW) (LHG) (filed Sep. 15, 2017); Laughlin v. Waldis, et al., Civil Action No. 17-cv-09039 (FLW) (LHG) (filed Oct. 24, 2017); Coltrane v. Waldis, et al., Civil Action No. 17-cv-10062 (FLW) (LHG) (filed October 30, 2017); and LeBoeuf v. Waldis, et al., Civil Action No. 17-cv-09766 (FLW) (LHG) (filed October 27, 2017))) (collectively, the “Related Federal Derivative Action”). On May 23, 2018, after briefing regarding consolidation and the appointment of lead counsel, the Court consolidated the related shareholder derivative actions and appointed plaintiff LeBoeuf as Lead Plaintiff, and the law firm of Block & Leviton, LLP as Lead Counsel, and the law firm of Gardy & Notis LLP as Liaison Counsel.2

2 On July 3, 2018, plaintiffs Thieffry and Laughlin voluntarily dismissed their respective cases that had been consolidated in the Related Federal Derivative Action.

Plaintiff LeBoeuf designated the complaint filed in LeBouef v. Waldis, et al., Civil Action No. 17-cv-09766 as the operative complaint in the Related Federal Derivative Action. Defendants moved to dismiss for failure to adequately allege that making a demand on Synchronoss’s Board of Directors (“Board”) was futile, which motion plaintiff LeBoeuf opposed. On November 26, 2019, the Court granted in part and denied in part the motion to dismiss.
On December 10, 2019, defendants filed a motion for reconsideration of the Court’s order, which motion plaintiff LeBouef opposed. On June 12, 2020, the Court granted the motion and dismissed the complaint with leave to amend.
On July 13, 2020, plaintiff LeBouef filed an amended complaint. On September 11, 2020, defendants filed a motion to dismiss the amended complaint, which motion plaintiff LeBouef opposed. On April 30, 2021, the Court granted the motion to dismiss.
On May 28, 2021, plaintiff LeBouef filed a notice of appeal from the Court’s

(i)November 26, 2019 order to the extent it granted the motion to dismiss; (ii) June 12, 2020 order granting the motion for reconsideration; and (iii) April 30, 2021 order granting the motion to dismiss.
C.Proceedings in the Demand Refused Derivative Actions
Meanwhile, on August 3, 2018, plaintiff Thieffry issued a pre-suit litigation demand on the Board to investigate the alleged misconduct.

On August 6, 2018, plaintiff Laughlin served a similar pre-suit litigation demand on the Board. On July 9, 2019, the Board informed plaintiffs Laughlin and Thieffry, in separate letters, that it would not pursue legal action in response to their litigation demands.
On October 2, 2019, plaintiff Thieffry requested specific documents concerning the Board’s investigation into her August 3, 2018, litigation demand, which request the Board denied on October 31, 2019.
On September 5, 2019, plaintiff Laughlin supplemented his August 6, 2018 litigation demand with new allegations and requested specific documents related to the Board’s investigations into his demands. Corporate counsel for the Company denied plaintiff Laughlin’s request for documents on September 26, 2019, and again on December 13, 2019. On May 28, 2020, corporate counsel for the Company informed plaintiff Laughlin that the Board would not pursue litigation in response to the September 5, 2019 supplemental demand.
On June 11, 2020, plaintiff Laughlin commenced the above-captioned action derivatively on behalf of Synchronoss by filing the first complaint filed in the Action, which alleged, inter alia, that his demand was wrongfully refused by the Board.
On June 12, 2020, plaintiff Thieffry filed a second action derivatively on behalf of Synchronoss, in which the complaint made allegations that were similar to the allegations in the complaint filed by plaintiff Laughlin and also alleged that her demand was wrongfully refused by the Board.
On August 27, 2020, the Court granted the stipulation by the parties to the Action to consolidate plaintiffs Laughlin’s and Thieffry’s respective actions.
On October 20, 2020, the Court entered an order appointing Laughlin and Thieffry Co-Lead Plaintiffs and The Rosen Law Firm, P.A. and Johnson Fistel, LLP as Co-Lead Counsel in the Action.
On December 4, 2020, plaintiffs Laughlin and Thieffry filed a consolidated amended complaint. On February 3, 2021, Defendants filed a motion to dismiss the amended complaint, which was fully briefed by the parties.
On July 14, 2021, Chief Judge Wolfson stayed the Action for forty-five (45) days to allow the parties to finalize the Settlement.
D.Proceedings in the Delaware Derivative Action
On March 7, 2019, plaintiffs Daniel and Solis filed a shareholder derivative action in the Delaware Court of Chancery (“Delaware Court”), titled Daniel v. Waldis, et al., No. 2019-0189-JTL (Del. Ch.).
On April 17, 2019, plaintiff LeBoeuf filed a motion to intervene and stay the Delaware Derivative Action. Counsel for plaintiff LeBoeuf and the parties to the Delaware Derivative Action met and conferred and agreed to temporarily stay the Delaware Derivative Action pending a ruling on the defendants’ motion to dismiss in the Related Federal Derivative Action or until otherwise agreed to by the parties in the Delaware Derivative Action. The parties’ agreement was approved and entered by the Delaware Court on May 20, 2019.
After the Court granted defendants’ motion for reconsideration and granted the motion to dismiss with leave to amend in the Related Federal Derivative Action, the parties to the Delaware Derivative Action agreed to continue the stay pending the defendants’ anticipated motion to dismiss any amended complaint filed in the Related Federal Derivative Action.
E.Settlement Efforts
In early 2021, the Settling Parties agreed to participate in a mediation regarding a potential resolution of the Derivative Actions.
On May 7, 2021, the Settling Parties attended a virtual full-day mediation before Jed D. Melnick, Esq. of JAMS (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex shareholder actions. Plaintiffs in the parallel Securities Action, titled In re Synchronoss Technologies, Inc. Securities Litigation, No. 3:17-cv-02978-ZNQ-LHG (D.N.J.), separately participated in a mediation. Ultimately, the May 7, 2021 mediation session ended without a resolution of the Derivative Actions.
On June 1, 2021, the Settling Parties, with the Mediator’s assistance, continued substantive settlement discussions.

The Settling Parties continued to exchange information and settlement proposals and counterproposals in June and ultimately determined to attend a second mediation session on June 11, 2021. This second mediation also ended without a resolution, but the Settling Parties continued to discuss settlement through the Mediator by engaging in a number of substantive verbal and written exchanges, including exchanges of comprehensive written settlement proposals.
The Settling Parties ultimately agreed on the material terms of a settlement, which were memorialized in a settlement term sheet that they executed during the afternoon on June 24, 2021 (“Settlement Term Sheet”). The Settling Parties thereafter finalized documentation of the terms of the Settlement in the Stipulation.
II.PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Actions.
Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Synchronoss’s press releases, public statements,
U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) preparing and issuing a demand for internal corporate documents pursuant to title 8, section 220 of the Delaware General Corporation Law; (iv) reviewing those internal documents; (v) researching applicable law with respect to the claims alleged in the Derivative Actions and potential defenses thereto; (vi) preparing and filing initial complaints and amended complaints; (vii) preparing and issuing litigation demands; (viii) conducting damages analyses; (ix) reviewing and analyzing relevant documents in the Securities Action and evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Action; (x) briefing several motions to dismiss; (xi) negotiating the Settlement, including researching corporate governance best practices and negotiating the corporate governance reforms that the Company ultimately agreed to adopt as consideration of the Settlement; and (xii) attending mediation sessions.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement as set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Synchronoss. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Synchronoss and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth therein.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions, and the Individual Defendants have expressly denied and continue to deny all allegations of wrongdoing or liability against them arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Derivative Actions. Defendants have determined that it is in the best interests of Synchronoss for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in the Stipulation.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to the Stipulation,

nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Synchronoss’s website at http://synchronosstechnologiesinc.gcs-web.com/. The following is only a summary of its terms.
As consideration for the Settlement, Synchronoss shall, within sixty (60) days of entry of the Judgment, adopt the corporate governance reforms identified in Exhibit A to the Stipulation (“Reforms”), and maintain such Reforms for a period of no less than four (4) years following the Effective Date (the “Minimum Term”), except for modifications required by applicable law, regulation, or fiduciary duty to Synchronoss. Synchronoss, through its Board, acknowledges and agrees that: (i) the Reforms confer substantial benefits upon Synchronoss; and (ii) Plaintiffs’ litigation and settlement efforts in the Derivative Actions were a substantial and material precipitating factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for Plaintiffs’ efforts.

The Reforms provide for:

Board of Directors

•The Board shall annually review the performance of the Chairperson of the Board to ensure the individual is acting in the best interest of the Company and is: (i) determining the proper flow of information from management to the Board;
(ii)working with the Chief Executive Officer (“CEO”) to facilitate Board and shareholder meetings and agendas; (iii) assisting Board and executive officers in ensuring compliance with applicable laws and regulations; and (iv) leading the Board’s evaluation of the CEO.
•If during the Minimum Term the positions of the CEO and Chairperson of the Board are no longer separated, a Lead Independent Director shall be appointed through a vote of the independent directors. The Lead Independent Director shall serve a one (1) year term, with a maximum tenure of four (4) years. The performance of the Lead Independent Director shall be evaluated annually by the independent members of the Board. Where the independent members of the Board determine that the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board, he or she shall be replaced. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the Lead Independent Director shall be responsible for the following functions:
•Coordinating the activities of the independent directors;
•Determining an appropriate schedule of Synchronoss’s Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Synchronoss’s operations;
•The nature, quantity and timing of information provided to the independent directors by the Company’s management;
•Approving the agenda for the Board and Committee meetings;
•Implementation of corporate governance policies and procedures, including assisting the chair of the various Board committees as requested;

•Receiving reports from the Chief Compliance Officer (“CCO”) regarding compliance with and implementation of corporate governance policies;
•Receiving reports from the CCO regarding recommended revisions to corporate governance policies;
•Coordinating and developing the agenda for, and moderating executive sessions of, Synchronoss’s independent directors;
•Acting as the principal liaison between the independent directors and the CEO on topics or issues as requested by the independent directors, any Committee of the Board, or any other sensitive issues or topics; and
•Evaluating, along with the members of the Compensation Committee, the CEO’s performance and meeting with the CEO to discuss such evaluation.
•If any Director wishes to join the Board of another company, the Director must seek approval of the Audit Committee. If approved, the Chief Legal Officer (“CLO”) shall advise the full Board and confirm that no other Director has any objection.
Board Oversight of Stock Repurchases
•Before authorizing any program to repurchase Synchronoss common stock, the independent members of the Board shall evaluate management’s recommendation and determine, independently, whether such a repurchase program is in the Company’s best interest and is an appropriate use of the cash of the Company based on its current financial position and expected use of cash in the next twelve months.
•Following authorization of a stock-repurchase program, the Board shall review and evaluate the program quarterly to confirm its assessment that the repurchase of shares at prevailing market prices is an appropriate use of Synchronoss’s cash. The Board shall consider whether significant developments, such as Synchronoss’s actual or expected operational performance, business strategy, relevant markets, risk profile, liquidity, capital structure, stock price, or material, undisclosed information require a reevaluation or termination of the stock- repurchase program.

Disclosure Committee
•The Company’s Disclosure Committee shall consist of senior members of the finance, legal, product, business operations, compliance, and sales departments and shall: (i) assist the Company in designing, overseeing and evaluating its disclosure controls and procedures; (ii) assist the Company’s senior management in discharging their responsibilities under the Securities Exchange Act of 1934 (“Exchange Act”) with respect to such controls and procedures; (iii) assist the Company in evaluating the accuracy, completeness, materiality, timeliness and consistency of the Company’s public disclosures to investors and to advise the Company senior management with respect to the same; and (iv) undertake such additional responsibilities relating to the Company’s public disclosures to investors, disclosure controls and procedures, and internal controls and procedures as shall be specifically requested by the Company’s Board or senior management.
•Specifically, the Disclosure Committee shall also be responsible for the following:

•establishing controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act, and other information that the Company may disclose to the public, is recorded, processed, summarized, and reported accurately and within the time periods specified in the rules and forms of the SEC;
•designing, implementing, monitoring, and ensuring the effectiveness of the Company’s disclosure controls and procedures;
•evaluating the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end;
•reviewing the Company’s Exchange Act filings (including Forms 10-Q, Forms 10-K, Forms 8-K, and proxy statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions, or other information material to the Company’s shareholders, correspondence to shareholders, and presentations to analysts and investors;

•reviewing each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects;
•reporting to and advising the CEO and Chief Financial Officer (“CFO”) with respect to the certifications they must provide for the Company’s quarterly and annual reports;
•evaluating the materiality of information and events relating to, or affecting, the Company and determining the timing and appropriate method of disclosure of information deemed material;
•undertaking any other duties or responsibilities as the CEO or CFO may, from time to time, prescribe;
•discussing quarterly financial statements with the independent auditor and the overall scope and plans of the audit; and
•ensuring that the Company and its representatives only make public statements based on information that satisfies GAAP.
•Following the Effective Date of the Settlement, the Disclosure Committee Charter shall be posted on the Company’s public website. The Disclosure Committee Charter shall include the mission, composition, and responsibilities of the Disclosure Committee detailed herein. A draft of the Disclosure Committee Charter is attached as Exhibit A-1 to the Stipulation.
•The Chairperson of the Disclosure Committee shall attend all Audit Committee meetings and, as appropriate, provide Disclosure Committee updates to the Audit Committee.
•The Disclosure Committee shall hold regular meetings prior to each annual and quarterly filing as required by the Exchange Act, and ad-hoc meetings from time to time as directed by the Disclosure Committee Chairperson. Representatives of the Company’s independent auditor, other personnel of the Company, and/or representatives of its outside advisors may be invited to attend meetings of the Disclosure Committee, as deemed necessary and/or appropriate by the Disclosure Committee in performing its duties and responsibilities.

Chief Compliance Officer
•The Company’s CCO shall be a non-Section 16 officer of the Company. The duties of the CCO shall include: oversight and administration of the Company’s corporate governance policies, fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The CCO shall serve on the Company’s Disclosure Committee.
•The CCO shall: review all Section 10b5-1 trading plans; work with the CLO to evaluate the adequacy of the Company’s internal controls over compliance and propose any improvements; oversee and review the Company’s marketing materials and website; oversee employee training in risk assessment and compliance; and work with outside consultants where appropriate to assess risk and the Company’s controls.
•The CCO shall be primarily responsible for managing the Company’s ethics and compliance program, and for assisting the Nominating and Corporate Governance Committee and the Board in fulfilling their oversight duties with regard to the Company’s compliance with applicable laws and regulations.
Audit Committee
•The Audit Committee shall meet at least six times annually.
•The Audit Committee shall review with the Disclosure Committee any financial statements, including, but not limited to, any Form 10-Q, Form 10-K, Form 8-K, or annual proxy statement issued by the Company, to ensure sufficient material risk disclosures. Prior to the issuance of earnings guidance, the Audit Committee shall review and approve any such guidance with the Disclosure Committee to ensure that the proposed guidance has a reasonable basis, and that all material risks and contingencies are properly disclosed. This review shall include consideration of management’s responses to the recommendations of the external and internal auditors. The financial statement review must assess the reliability of the Company’s financial forecasting process and the reliability of internal financial control mechanisms.
•The Audit Committee shall review the Company’s Forms 10-Q and 10- K, the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Company’s annual audited and quarterly financial statements and proxy statements, and any Form 8-K regarding a material transaction.

Prior to the issuance of any earnings release, the Audit Committee shall review and approve such release, including any recommendations of the Company’s internal and external auditors.
Internal Audit Function
•The Company shall maintain an Internal Audit Function. The Internal Auditor will review the Company’s compliance with applicable Company policies and review key risk areas.
•As often as the Internal Auditor deems appropriate, but at least on an annual basis, the Internal Auditor will report to senior management and the Audit Committee on his/her findings, opinions, and recommendations, if any.
•As often as the Internal Auditor deems appropriate, but at least on an annual basis, the Internal Auditor will submit to senior management and the Audit Committee a risk-based internal audit plan for such fiscal year for review and approval.
Related Party Transactions
•The Audit Committee will ensure corporate transparency and promoting fair transactions. The Audit Committee is responsible for reviewing related party transactions and ensuring all such transactions are conducted at arm’s length.
•A “Related Party Transaction” shall mean any financial transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:
(a)the aggregate amount involved will or may be expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year; (b) the Company or any of its subsidiaries is a participant; and (c) any Related Party has or will have a direct or indirect interest.
•A “Related Party” shall mean: (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director; (b) greater than 5% beneficial owner of Synchronoss common stock; or (c) an immediate family member, including a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant).
•The Audit Committee shall have the authority to:
•evaluate and monitor existing relations with the Company to ensure all Related Parties are continuously identified;
•review and evaluate all Related Party Transactions, including consideration of: the Related Party’s relationship to the Company and interest in the transaction; the material facts of the proposed Related Party Transaction, including the expected value of the proposed transaction; the benefits to the Company of the proposed Related Party Transaction; the availability of other sources of comparable products or services; and an assessment of whether the proposed Related Party Transaction is on terms and conditions that are comparable to the terms generally available to an unrelated party under similar circumstances.
•ensure that appropriate disclosures are made and/or information is provided to regulating and supervising authorities; and
•regularly report to the Board the Committee’s activities, findings, decisions, deliberations, and recommendations to the Board, including that the Board take corrective measures for Related Party Transactions that violate laws or Company regulations.
•All Related Party Transactions that are required to be disclosed in the Company’s filings with the SEC, as required by the Securities Act of 1933, as amended, or the Exchange Act, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations. All Board members and executive officers shall submit to the Audit Committee and the CFO as part of the Company’s Officers and Directors Questionnaire an up-to-date list of companies of which they are a director, an officer, and/or of which they own a controlling interest, and promptly update the list when any changes occur.
•The Audit Committee Charter shall be amended to include the reforms contained in this section, and shall continue to be posted on the Company’s public website.

Company Policies
•The filing of the Derivative Actions was a factor in the Company’s decision to review its Insider Trading Policy with its outside counsel, which resulted in updates to the Insider Trading Policy. In connection with the Settlement, Plaintiffs’ Counsel reviewed the updated Insider Trading Policy, which is not publicly available. The Settling Parties agree that the Company’s updated Insider Trading Policy is comprehensive and sets out, among other things, persons, companies, and transactions covered by the Insider Trading Policy. It also details the Company’s blackout and pre-clearance procedures. The Insider Trading Policy also provides that Section 10b5-1 trading plans must be implemented through a broker approved by the CCO and may only be adopted during “open window” periods.
•All 10b5-1 plans shall be approved by the Company’s CCO, CEO, CFO and CLO.
•The filing of the Derivative Actions was a factor in the Company’s decision to review its Whistleblower Policy with its outside counsel, external auditor, and Internal Auditor, which resulted in updates to the Whistleblower Policy. In connection with the Settlement, Plaintiffs’ Counsel reviewed the updated Whistleblower Policy, which is not publicly available. The Settling Parties agree that the Company’s updated Whistleblower Policy is comprehensive and that it communicates that Synchronoss is serious about adherence to its Code of Ethics and Business Conduct, compliance program, and applicable laws, regulations, and standards, and that whistleblowing is an important tool in achieving this goal. The Whistleblower Policy sets out how a complaint is to be handled. It provides that the Company shall have a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud, or similar unlawful activities at Synchronoss, with alternative reporting mechanisms including an email address. The Whistleblower Policy also confirms that any person may submit a good faith complaint under the Company’s procedures without fear of dismissal or retaliation of any kind.
Executive Reports and Oversight
•At every regularly scheduled Board meeting, the Company’s CFO shall provide a report on the Company’s financial condition and prospects, including a discussion of any material increases in expenses and liabilities, and any material decreases in revenues and earnings.

•The CCO shall oversee the implementation and performance of the Reforms.
This Notice provides a summary of some, but not all, of the Reforms that Synchronoss has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing from the Court or on Synchronoss’s website at https://synchronosstechnologiesinc.gcs-web.com/news-and-events/press-releases.
As additional consideration of this Settlement, Plaintiffs also secured Defendants’ agreement that, in no event shall Synchronoss pay any monetary amount (beyond the net amount the Company and/or its directors and officers receive from their insurance carriers) to resolve the Securities Action.
V.DISMISSAL AND RELEASES
The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Synchronoss Shareholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided in the Stipulation; (iii) payment of the Fee and Expense Amount approved by the Court; (iv) the passing of the date upon which the Judgment becomes Final; (v) issuance of an order dismissing the Related Federal Derivative

Action with prejudice; and (vi) issuance of an order dismissing the Delaware Derivative Action with prejudice (the “Effective Date”).
Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims, including both known and Unknown Claims, against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons.
Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Synchronoss Shareholders and their Related Persons from all claims and causes of action of every nature and description, including both known and Unknown Claims, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Released Claims, except for any claims relating to the enforcement of the Settlement.
However, nothing shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
VI.PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES
After negotiating the substantive terms of the Settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses. In recognition of the substantial benefits conferred upon Synchronoss as a direct result of the prosecution and Settlement of the Derivative Actions, and subject to Court approval, Defendants shall cause their insurance carriers to pay on their behalf Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of eight hundred thousand dollars ($800,000) (the “Fee and Expense Amount”). To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Derivative Actions, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Settling Parties believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Synchronoss shareholders are not personally liable for the payment of any award of attorneys’ fees and expenses.
Plaintiffs’ Counsel may apply to the Court for service awards of up to $2,500 for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions. Neither Synchronoss nor any of the Individual Defendants shall be liable for any portion of any service awards.
VII.THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Honorable Chief Judge Freda

L. Wolfson, at the U.S. District Court for the District of New Jersey, Clarkson S.

Fisher Building & U.S. Courthouse, 402 East State Street, Courtroom 5E, Trenton, New Jersey 08608, at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice. The Court may decide to hold the Settlement Hearing telephonically or by other virtual means without further notice.
VIII.THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING
Any Current Synchronoss Shareholder has a right, but is not required, to appear and to be heard at the Settlement Hearing, providing that he, she, or it is a shareholder of record or beneficial owner of Synchronoss common stock and was a shareholder of record or beneficial owner of Synchronoss common stock as of September 9, 2021. Any Synchronoss shareholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense, or may appear on their own. However, you shall not be heard at the Settlement Hearing unless, at least ten (10) calendar days prior to the Settlement Hearing, you have filed with the Court a written notice of objection containing the following information:
1.Your name, legal address, and telephone number;

2.The case name and number (In re Synchronoss Technologies, Inc.

Stockholder Derivative Demand Refused Litigation, Lead Case No. 3:20-cv-07150);

3.Documentation sufficient to show that you owned shares of Synchronoss common stock as of September 9, 2021, and a statement that you continue to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing;
4.A statement of each objection being made;

5.Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and
6.Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, New Jersey 08608 and served upon each of the following Settling Parties’ counsel:

Counsel for Plaintiffs:

Michael Fistel, Jr.
JOHNSON FISTEL, LLP
40 Powder Springs Street Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (770) 200-3101 michaelf@johnsonfistel.com

Phillip Kim
THE ROSEN LAW FIRM, P.A.
275 Madison Avenue, 40th Floor New York, NY 10016 Telephone: (212) 686-1060
Facsimile: (212) 202-3827 pkim@rosenlegal.com

Counsel for Defendants:

Jordan D. Hershman MORGAN, LEWIS & BOCKIUS LLP
One Federal Street Boston, MA 02110-1726
Tel: (617) 951-8455
jordan.hershman@morganlewis.com

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK

OF THE COURT NO LATER THAN December 3, 2021. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.
Unless otherwise ordered by the Court, any Current Synchronoss Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Synchronoss’s website at http://synchronosstechnologiesinc.gcs-web.com/. You may also inspect the
Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, New Jersey 08608. Or you may call Plaintiffs’ Counsel at Johnson Fistel, LLP, telephone: (770) 200-3104 or The Rosen Law Firm, P.A., telephone: (212) 686-1060, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR SYNCHRONOSS REGARDING THIS NOTICE.

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